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                                                                      EXHIBIT 23



                   GLEIBERMAN SPEARS SHEPHERD & MENAKER, P.A.

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Post Effective Amendment to the Registration Statement on Form S-8 (No. 33-24648) of McRae Industries, Inc. and subsidiaries of our report dated October 6, 1997 on the consolidated financial statements and financial statement schedule of McRae Industries, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended August 2, 1997.



/s/ Gleiberman Spears Shepherd & Menaker, P. A.

Charlotte, North Carolina
October 6, 1997


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